Exhibit 10.5

AMENDMENT NO. 1

TO THE LICENSE AGREEMENT

between

Oragenics, Inc.

and

The Texas A&M University System

This Amendment No. 1 is made and entered into by and between Oragenics, Inc. a corporation with principal offices in Tampa, Florida (“ORAGENICS”) and The Texas A&M University System (“SYSTEM”), with principal offices in College Station, Texas; both Parties to the License Agreement dated December 20, 2011.

WITNESSETH:

WHEREAS, the Parties have entered into a license agreement for commercial rights in certain intellectual property related to “new antibiotic variants of Mutacin 1140” (the “License Agreement”); and

WHEREAS, SYSTEM and ORAGENICS have further developed related intellectual property directed toward “improved replacement therapy for dental caries;” and

WHEREAS, the Parties now desire to add such intellectual property to the scope of the License Agreement; and

WHEREAS, in consideration for inclusion of the intellectual property in the License Agreement, ORAGENICS agrees to commercialize the intellectual property under the terms and conditions of this Agreement.

NOW THERWORE, the Parties agree that the License Agreement of December 20, 2011 is hereby amended as follows:

1.	DELETE paragraph 1.01 in its entirety.

2.	ADD new paragraph 1.01 as follows:

1.01	“LICENSED TECHNOLOGY” means the Parties’ rights in their jointly owned proprietary technology relating to SYSTEM Disclosure of Invention Number TAMUS 3447 entitled “Site Directed Mutagenesis of Mutacin 1140 and Its Effect on Bactericidal Activity,” and TAMUS 3657 entitled “Replacement Therapy for Dental Caries.” For the purposes of this Agreement, LICENSED TECHNOLOGY shall also include MATERIALS.

3.	DELETE paragraph 1.02 in its entirety.

4.	ADD new paragraph 1.02 as follows:

1.02	“PATENT RIGHTS” means the Parties’ rights in:

(a)	Each United States patent application filed for protection of LICENSED TECHNOLOGY, including United States provisional patent applications 61/603,661 entitled “Variants of the “antibiotic MU1140 and Other Lantibiotics with Improved Pharmacological Properties and Structural Features,” and 61/603,693 entitled “Replacement Therapy for Dental Caries,” both filed February 27, 2012;

(b)	Each divisional, continuation, or continuation-in-part application of the patent applications described in (a) above to the extent the claims are directed to subject matter specifically described in such patent applications;

(c)	Equivalent patent application in each country other than the United States which claims priority under the applications described in (a) or (b) above; and

(d)	Patent issuing from the applications described above and each extension or reissue of such patents.

Except as amended her above; all other terms and conditions of the License Agreement between the Parties dated December 20, 2011 remain unchanged and in full force and effect. This Amendment No. 1 is entered into as of the date last executed below.

ORAGENICS,	THE TEXAS A&M UNIVERSITY-SYSTEM

/s/ John Bonfiglio	/s/ Brett Cornwell
John Bonfiglio	Brett Cornwell
CEO, Oragenics Inc.	Associate Vice Chancellor for Commercialization
Date: July 2, 2012	Date: July 11, 2012